EXHIBIT 99.1

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

SPIDLE SALES & SERVICE, INC.

Report of Independent Auditors
Balance Sheets as of December 31, 2004 and 2003
Statements of Income for the Years Ended 2004 and 2003
Statements of Changes in Stockholders’ Equity for the Years Ended 2004 and 2003
Statements of Cash Flows for the Years Ended 2004 and 2003
Notes to Financial Statements

Independent Auditors’ Report

Board of Directors
Spidle Sales & Service, Inc.
Bellville, Texas

We have audited the accompanying Balance Sheets of Spidle Sales & Service, Inc. as of December 31, 2004 and 2003 and the related Statements of Income, Changes in Stockholders’ Equity and Cash Flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spidle Sales & Service, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
March 26, 2005

Spidle Sales & Service, Inc.
Balance Sheets
December 31, 2004 and 2003

	For the Years Ended December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$133,673	$136,420
Accounts receivable	2,495,877	1,967,146
Inventory	1,621,735	1,878,681
Other current assets	32,325	7,211
Total current assets	4,283,610	3,989,458

Property, plant and equipment	1,714,992	984,498
Deferred income tax asset	41,675	98,061
Total assets	$6,040,277	$5,072,017

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Payable to stockholder	$—	$800,000
Accounts payable	927,436	441,749
Accrued liabilities	112,828	24,521
Federal income taxes payable	156,212	63,125
Total current liabilities	1,196,476	1,329,395

Stockholders’ equity:
Common stock; no par value, 10,000 shares
authorized and issued; 7,474 shares outstanding	7,474	7,474
Retained earnings	5,670,316	4,569,137
Less: Treasury stock, 2,526 shares, at cost	(833,989)	(833,989)
Total stockholders’ equity	4,843,801	3,742,622
Total liabilities and stockholders’ equity	$6,040,277	$5,072,017

See accompanying notes to financial statements.

Spidle Sales & Service, Inc.
Statements of Income
Years Ended December 31, 2004 and 2003

	For the Years Ended December 31,
	2004	2003

Revenues	$16,201,202	$11,380,658

Cost of sales	10,091,454	6,159,574
Gross margin	6,109,748	5,221,084

Selling, general and administrative expenses	4,608,680	4,303,808

Income from operations	1,501,068	917,276

Other income (expense):
Interest expense	(14,832)	—
Gain on sale of property and equipment	13,323	—
Litigation settlement	198,147	—
Other income	30,202	25,458
Total other income (expense)	226,840	25,458

Income before federal income taxes	1,727,908	942,734

Federal income tax provision	589,359	331,338

Net income	$1,138,549	$611,396

See accompanying notes to financial statements.

Spidle Sales & Service, Inc.
Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2004 and 2003

	Common Stock	Retained Earnings	Treasury Stock	Total
Balance -
December 31, 2002	$7,474	$3,995,111	$(833,989)	$3,168,596

Dividends ($5 per share)		(37,370)		(37,370)

Net Income		611,396		611,396

Balance -
December 31, 2003	7,474	4,569,137	(833,989)	3,742,622

Dividends ($5 per share)		(37,370)		(37,370)

Net Income		1,138,549		1,138,549

Balance -
December 31, 2004	$7,474	$5,670,316	$(833,989)	$4,843,801

See accompanying notes to financial statements.

Spidle Sales & Service, Inc.
Statements of Cash Flows
Years Ended December 31, 2004 and 2003

	For the Years Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income from continuing operations	$1,138,549	$611,396
Adjustments to reconcile net income to cash provided by (used in)
operating activities:
Depreciation and amortization	691,164	541,227
Deferred income tax provision (benefit)	29,272	(125,528)
Gain on sale of property and equipment	(13,323)	—
Change in assets and liabilities:
Accounts receivable	(528,731)	(975,462)
Inventories	256,946	(388,494)
Other current assets	2,000	(7,211)
Prepaid federal income tax	—	252,842
Accounts payable	485,687	(101,486)
Accrued liabilities	88,307	(58,250)
Federal income tax payable	93,087	63,125
Net cash provided by (used in) continuing operations	2,242,958	(187,841)

Cash flows from investing activities:
Capital expenditures	(1,425,935)	(465,897)
Proceeds from sale of property and equipment	17,600	—
Net cash used in investing activities	(1,408,335)	(465,897)

Cash flows from financing activities:
Payments on payable to stockholder	(1,050,000)	(121,800)
Proceeds from payable to stockholder	250,000	800,000
Dividends paid	(37,370)	(37,370)
Net cash provided by (used in) financing activities	(837,370)	640,830

Net decrease in cash and cash equivalents	(2,747)	(12,908)
Cash and cash equivalents at beginning of period	136,420	149,328
Cash and cash equivalents at end of period	$133,673	$136,420
Supplemental Disclosures of Cash Flow Information
Cash Paid during the year for:
Income Taxes	$467,000	$149,697
Interest	$14,832

See accompanying notes to financial statements.

Spidle Sales & Service, Inc.
Notes to Financial Statements
December 31, 2004 and 2003

Note 1 - Description of Business and Accounting Policies

Spidle Sales & Service, Inc. (the Company) maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations and cash flow are summarized below:

Description of Business

The Company sells new and reconditioned drilling equipment used in gold mining, oil and gas exploration and water-well drilling. The Company also leases certain tools to companies in the above industries. The Company has focused on selling and renting equipment and tools to mining companies in the Rocky Mountain region of the United States of America. Operations are based in Vernal, Utah; Evanston, Wyoming and Bellville, Texas.

Revenue Recognition and Accounts Receivable

Revenues are recognized and accounts receivable are recorded at the time of shipment for equipment sales and as earned for rentals. Earnings are charged with a provision for doubtful accounts based on collection experience and review of the collectibility of accounts. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. At December 31, 2004 and 2003, the Company believes that all accounts are collectible and no provision for doubtful accounts has been made.

The Company has exclusive sales agreements with two vendors. These agreements provide that the Company will sell or rent only the vendors’ products for certain types of products, as specified in the agreement. In exchange for these agreements, the Company receives a commission which is reflected as sales commissions in the accompanying financial statements.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had no deposits in excess of federally-insured limits.

Inventory

Inventory consists principally of drilling equipment held for sale. Inventory is valued at the lower of cost on a first-in, first-out method or market.

SPIDLE SALES & SERVICE, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004 and 2003

Property and Equipment

Depreciation is computed at amounts considered sufficient to amortize the cost of the assets over their estimated useful lives, using accelerated methods. Depreciation is based on the following estimated useful lives:

Rental tools	3 years
Furniture and fixtures	5 years
Transportation equipment	5 years
Buildings and improvements	10-20 years
Equipment	5 years

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate an asset’s carrying amount may not be recoverable.

Income Taxes

The Company provides deferred income taxes for the expected future tax consequences of temporary differences between the income tax bases and financial reporting bases of assets and liabilities.

Advertising

The Company expenses advertising costs as they are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Payable to Stockholder

At December 31, 2003, a stockholder had advanced $800,000 to the Company. The payable was unsecured, bore interest at 6%, and was due on demand. The loan was repaid in 2004.

SPIDLE SALES & SERVICE, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004 and 2003

Note 3 - Federal Income Taxes

A reconciliation of the federal statutory income tax rate to the effective income tax rate at December 31, 2004 and 2003, respectively, is as follows:

	2004	2003

Income tax provision at the statutory rate	$587,489	$320,530
Increase resulting from:
Nondeductible expenses	1,870	10,808
	$589,359	$331,338

The components of the deferred income tax assets as of December 31, 2004 and 2003, respectively, were as follows:

	2004	2003

Deferred income tax asset - current
State income tax accrual	$27,114

Deferred income tax asset - non-current
Accelerated book depreciation	41,675	$98,061
	$68,789	$98,061

Note 4 - Subsequent Event

On February 14, 2005, the Company was purchased by Flotek Industries, Inc. for $6,100,000 in cash, $1,275,000 in notes payable and 129,271 shares of Flotek Industries, Inc.’s common stock.